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March 25, 2009
CLIENT/MATTER NUMBER 062190-0102

Hollywood Media Corporation
2255 Glades Road, Suite 221-A
Boca Raton, Florida 33431

RE:	Registration Statement on Form S-8 covering a total of 750,000 shares of common stock of Hollywood Media Corporation issuable under the Hollywood Media Corp. 401(k) Plan

Ladies and Gentlemen:

        We have acted as counsel for Hollywood Media Corporation, a Florida corporation (the “Registrant”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of a total of 750,000 shares of common stock (the “Shares”) that may be issued by the Registrant pursuant to the Hollywood Media Corp. 401(k) Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

        We have examined and are familiar with the Articles of Incorporation (as amended) of the Registrant filed with the Secretary of State of the State of Florida, bylaws (as amended) of the Registrant, proceedings of the Board of Directors of the Registrant in connection with the adoption of the Plan, and such other records and documents of the Registrant, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

        Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

        This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Yours truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP